American Investments Ltd.

200-1687 West Broadway, Vancouver B.C. V6J 1X2

Telephone: (604) 738-111  Fax:  (604) 738-8116

August 28, 2002

BEESTON ENTERPRISES LTD.

Dear Mr. B. Smith:

RE:        AGREEMENT TO RENT - PACKAGED OFFICE

             200-1687 West Broadway, Vancouver, B.C.

As discussed with you, we will provide you with the above packaged office consisting of the following services on a one- (1) year lease on the following terms and conditions.

    1.    One private office, including the use of a desk, executive chair, client chair, two-drawer file cabinet, heat, light and air conditioning (approximately 10ft. x 12ft.).

    2.    Answering Service of your phone during normal business hours.  You will be responsible for your own telephone costs.

    3.    Minor secretarial service is available if required.

    4.    Use of the reception and waiting area for your clients and use of our receptionist for that purpose.

    5.    Use of our boardroom on a reserved basis.

    6.    Use of photocopy, facsimile & mail services.  Charges for services are additional and to be billed monthly.

    7.    Coffee service and janitorial service are also included with the monthly rent.

    8.    Parking is available at a rate of $65.00 per month ( plus Taxes) if required.

Term:            One - (1) Year Lease commencing August 30, 2002.

Rent:             For providing the above services, we have agreed on a price of $3,000.00 (plus GST) for twelve- (12) months, payable in twelve- (12) equal monthly installments of $250.00 (plus GST) on the 1st day of every month.

Deposit:        A deposit of $500.00 will be applied against the first and last month's rental charges.

This agreement may be cancelled on thirty- (30) days written notice by either the Landlord or the Tenant.

If you are in agreement wit these terms and conditions, please sign and date of this agreement and keep one copy for your file.

Yours truly,

AMERICAN INVESTMENTS LTD.

American Investments

Signature

Terms and conditions are agreed to this 28th day of August, 2002.

BEESTON ENTERPRISES LTD.

/s/ Brian Smith

Signature